UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a)
of the Securities Exchange Act of 1934

☒	Filed by the Registrant
☐	Filed by a party other than the Registrant

Check the appropriate box:

☐	Preliminary proxy statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive proxy statement
☒	Definitive additional materials
☐	Soliciting material under §240.14a-12

THE SOUTHERN COMPANY

(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

[Employee Email]

2021 was an outstanding year for Southern Company. We benefited from strong customer growth, improving retail trends and continued investment in our state regulated utilities, and remained committed to our core values of safety and service to the customers and communities we are privileged to serve. Our businesses were not immune to lingering pandemic-related complications, inflationary pressures and a tight labor market. However, through innovation, strategic planning and effective execution, we were able to manage through the challenges.
The 2022 Annual Meeting of Stockholders will provide a review of the accomplishments of 2021, as well as our plans and expectations for 2022 and beyond. We are returning to an in-person annual meeting this year, which will be at 10:00 a.m., E.T. on Wednesday, May 25 at Callaway Gardens in Pine Mountain, Georgia. A live webcast of the meeting will be available at investor.southerncompany.com with a replay available following the meeting if you are unable to watch the webcast live.
Many of our employees own Southern Company stock. It is important for you to make your voice heard by voting your shares. Stockholders, including employee stockholders, can vote online at www.proxyvote.com until May 24. I encourage you to vote promptly.
Below is a summary of the items up for vote, along with the Board of Directors’ voting recommendations.

Item	Description	Board Recommendation
Item #1 Election of Directors	Elect 13 Directors	FOR each director nominee
Item #2 Say on Pay	Advisory vote to approve executive officer compensation	FOR
Item #3 Ratify Appointment of Auditors	Ratify the appointment of Deloitte & Touche as our independent registered public accounting firm for 2022	FOR

Item #4 Stockholder Proposal	Approve a stockholder proposal regarding simple majority vote	FOR

If you are a stockholder, you should have already received your proxy materials along with instructions on how to vote your shares. The proxy statement contains information about the company, the upcoming annual meeting, and all of the items that are up for a vote.
Depending on how you hold your shares – 401(k) plan, bank, broker, etc. – it is possible that you received an electronic communication regarding delivery of your proxy materials, a Notice of Internet Availability of proxy materials with instructions regarding how to access proxy materials online, or a full package of proxy materials in the mail. If you hold Southern Company stock in multiple accounts, you may have received voting instructions in a combination of these methods.
You can visit the annual meeting website to review and download copies of the proxy statement and annual report and find a link to vote your proxy. If you have any questions about the proxy statement or the voting process, please contact Myra Bierria in the Office of the Corporate Secretary at 404-491-6268.
Thank you for considering these important company matters and voting your shares.

Jim Kerr
EVP, Chief Legal Officer and Chief Compliance Officer

[Employee Article – SO Today]

Southern Today article
Scheduled for publication May 10, 2022

Title: It’s time to vote your proxy

Sub-title: Employees who own Southern Company common stock are encouraged to vote

Four items are up for vote at Southern Company's 2022 annual meeting of stockholders at 10:00 a.m., E.T., on Wednesday, May 25. The annual meeting will be held in person at Callaway Gardens in Pine Mountain, Georgia. A live webcast of the meeting will be available at investor.southerncompany.com with a replay available following the meeting if you are unable to watch the webcast live.

Employees who own Southern Company common stock are encouraged to make their voices heard by voting their shares.

The Southern Company proxy statement was made available to stockholders in April, along with instructions for voting your shares. You can vote your shares online at www.proxyvote.com until May 24.

Below is a summary of the items up for vote this year, along with the Board of Directors' voting recommendations.

Item	Description	Board Recommendation
Item #1 Election of Directors	Elect 13 Directors	FOR each director nominee
Item #2 Say on Pay	Advisory vote to approve executive officer compensation	FOR
Item #3 Ratify Appointment of Auditors	Ratify the appointment of Deloitte & Touche as our independent registered public accounting firm for 2022	FOR
Item #4 Stockholder Proposal	Approve a stockholder proposal regarding simple majority vote	FOR

For more information, please visit our annual meeting website, where you can review and download copies of the proxy statement and annual report and find a link to vote your proxy.